SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

NIGHTCULTURE, INC.
(Name of Registrant As Specified in its Charter)

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NIGHTCULTURE, INC.

6400 Richmond Avenue

Houston, Texas 77057

TO THE STOCKHOLDERS OF NIGHTCULTURE, INC.:

NightCulture, Inc. (the “Company”) has obtained the written consent of a majority of its stockholders of record as of April 24, 2015 to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares (the “Share Increase Amendment”).  Adoption of the Share Increase Amendment was previously approved by the Company’s Board of Directors. Your consent is not required and is not being solicited in connection with this action.

Pursuant to the Nevada Revised Statutes, you are hereby being provided with notice of the approval by less than unanimous written consent of the Company’s stockholders of the foregoing Share Increase Amendment. Pursuant to the Securities Exchange Act of 1934, as amended, you are being furnished an information statement relating to this action with this letter.

Michael Long
Chairman and Chief Executive Officer

Houston, Texas

May 15, 2015

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NIGHTCULTURE, INC.

6400 Richmond Avenue

Houston, Texas 77057

INFORMATION STATEMENT

Background

We are furnishing this Information Statement to the stockholders of NightCulture, Inc., a Nevada corporation (the “Company”), in connection with the adoption and approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares (the “Share Increase Amendment”).

The Board of Directors adopted resolutions setting forth the adoption of the Share Increase Amendment, declaring its advisability and calling on the stockholders to consider the adoption of the Share Increase Amendment. In order to adopt the Share Increase Amendment, the holders of a majority of the outstanding shares of Common Stock must vote in favor of the adoption of the Share Increase Amendment.  The Company’s Bylaws, and the Nevada Revised Statutes, permit shareholders to act by written consent rather than at a meeting of the stockholders.  Michael Long, a current officer and director, and Surain Adyanthaya collectively hold, directly or indirectly, approximately 60.6% of the Company’s outstanding Common Stock and have adopted a resolution by written consent of stockholders to approve the Share Increase Amendment. Therefore, the requirements of the Nevada Revised Statutes and the Company’s Bylaws have been met and no further action by the stockholders is required to approve the Share Increase Amendment.

In accordance with the regulations of the Securities and Exchange Commission (the “Commission”), the stockholders’ consent will become effective 21 days following the mailing of this Information Statement to the Company’s stockholders.

The approximate date on which this information statement is first being sent or given to stockholders is May 19, 2015. It is being sent to holders of the Company’s common stock as of the close of business on May 13, 2015, the record date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company will pay the entire cost of furnishing this Information Statement. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The close of business on May 13, 2015 has been fixed as the record date (the “Record Date”) for the determination of holders of Common Stock of the Company who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, and Rule 14c and Schedule 14C thereunder.

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Voting Securities

As of April 24, 2015, the Company had 65,958,931 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval. On April 24, 2015, Michael Long, a current officer and director of the Company, and Surain Adyanthaya, who collectively hold 40,000,000 shares of the Common Stock (or approximately 60.6% of the shares of Common Stock then outstanding), executed and delivered to the Company a written consent approving the adoption of the Share Increase Amendment. Since the adoption of the Share Increase Amendment has been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of April 24, 2015, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock held by (i) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class (2)
Michael Long 6400 Richmond Avenue Houston, Texas 77057	20,000,000	30.3%

Surain Adyanthaya 6400 Richmond Avenue Houston, Texas 77057	20,000,000	30.3%

All directors and officers as a group (two persons)	40,000,000	60.6%

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(1)

Unless otherwise indicated, each beneficial owner has both sole voting and sole investment power with respect to the shares beneficially owned by such person, entity or group. The number of shares shown as beneficially owned include all options, warrants and convertible securities held by such person, entity or group that are exercisable or convertible within 60 days of April 24, 2015.

(2)

The percentages of beneficial ownership as to each person, entity or group assume the exercise or conversion of all options, warrants and convertible securities held by such person, entity or group which are exercisable or convertible within 60 days, but not the exercise or conversion of options, warrants and convertible securities held by others shown in the table.

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ACTION 1

APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

In April 2015, the Company’s Board of Directors adopted and approved, and holders of a majority of the Company’s outstanding voting shares adopted and approved, by Written Consent, an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares (the “Share Increase Amendment”).

Purpose

The Board of Directors has deemed it advisable and in the best interests of the Company to amend the Articles of Incorporation as described.  The purpose of such authorization is to facilitate the issuance of shares on conversion of currently outstanding convertible securities and to facilitate future capital raising efforts of the Company by assuring that it will have adequate shares of authorized and unissued common stock that can be issued for, or in connection with, such corporate purposes as may, from time to time, be considered advisable by the Board of Directors. Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors of the Company without the expense and delay of a special stockholders’ meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (a) issuance in connection with any desirable acquisitions which may be presented to the Company, (b) the payment of stock dividends or issuance pursuant to stock splits, (c) issuance in connection with an offering to raise capital for the Company, and (d) issuance in connection with settlement of debt.

As of April 24, 2015, the Company had an aggregate of 100,000,000 shares of common stock authorized, of which 65,958,931 shares were issued and outstanding.  Additionally, as of April 24, 2015, the Company had $421,260 in principal amount of outstanding 5% Convertible Debentures (the “Convertible Debentures”) that, together with accrued and unpaid interest thereon, are convertible into common stock at a price equal to fifty percent (50%) of the average closing price of the Company’s common stock over the 20 trading period ending on the date of conversion.  Were the Convertible Debentures, including accrued interest thereon, to have been converted as of April 24, 2015, approximately 32,900,000 shares of common stock would have been issued, bringing the outstanding shares to approximately 99% of the presently authorized shares of common stock.

Except for shares issuable if, and when, the Convertible Debentures are converted or in connection with the settlement of other debt of the Company, the Company’s board of directors has no present plans to issue any of the additional shares of common stock that will be authorized pursuant to the Share Increase Amendment.

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The increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of common stock be used as a type of antitakeover device. Any additional common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding.

The Amendment will become effective upon the filing of Articles of Amendment to the Articles of Incorporation with the Secretary of State of Nevada, which is expected to occur on the 21st day following the mailing of this Information Statement, or approximately June 9, 2015.

Stockholders Sharing an Address

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

Michael Long Chairman and Chief Executive Officer

Houston, Texas May 15, 2015

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